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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-84738, 33-90700, 33-97898, 333-2832,
333-17527 and 333-74274.





                                                     ARTHUR ANDERSEN LLP


March 27, 1997
 Philadelphia, Pa.